CERTIFICATE OF CORRECTION
     (PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

1.     The name of the entity for which correction is being made:
       TELEPLUS ENTERPRISES, INC. (formerly HerbalOrganics.com)

2.     Description of the original document for which correction is being made:
       Articles of Amendment to the Articles of Incorporation of HerbalOrganics.com

3.     Filing date of the original document for which correction is being made:
       10/10/2003.

4.     Description of inaccuracy or defect:
       The original document contained the following inaccurate statement:
       The number of shares of the Corporation outstanding at the time of the Adoption of the foregoing was 27,500,000 and the number of shares
                                          ----------
       entitled to vote thereon  was  the  same.

5.     Correction of the inaccuracy or defect:
       The original document should have instead stated the following:
       The number of shares of the Corporation outstanding at the time of the Adoption of the foregoing was 25,000,000 and the number of shares
                                         ----------
       entitled to vote thereon  was  the  same.

6.     Signature:

/s/ Marius Silvasan                    President               14 Nov 03
-------------------                    ---------               ---------
Authorized Signor  Marius Silvasan      Title                    Date

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